UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2007

Federal Agricultural Mortgage Corporation

(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	0-17440	52-1578738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 872-7700

No change
(Former name or former address, if changed since last report)

Item 1.01.       Entry into a Material Definitive Agreement.

In connection with its annual review of director compensation, on June 7, 2007 the Registrant’s Board of Directors made the following changes to director compensation effective immediately:

·    The base annual retainer payable to all directors was increased from $14,000 to $20,000.

·    The incremental annual retainer payable to the Chairman of the Board was increased from $7,500 to $10,000, bringing his total annual retainer to $30,000.

·    The incremental annual retainer payable to the Chairman of the Audit Committee was increased from $5,000 to $6,500, bringing his total annual retainer to $26,500.

·    The incremental annual retainer payable to the Chairman of the Compensation Committee was increased from $0 to $3,500, bringing his total annual retainer to $23,500.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Tom D. Stenson was appointed Chief Operating Officer of the Registrant on June 7, 2007.  On that same day, Mr. Stenson and Nancy E. Corsiglia, Chief Financial Officer, were both appointed Executive Vice Presidents.  The information required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K with respect to Mr. Stenson and Ms. Corsiglia, to the extent applicable, is set forth in the Registrant’s 2007 definitive proxy statement filed with the SEC on April 27, 2007.  The material terms of the amendments to the existing employment contracts with Ms. Corsiglia and Mr. Stenson are set forth below in Item 5.02(e) of this report.

(e)  In connection with its annual review of executive compensation, on June 7, 2007 the Registrant’s Board of Directors amended management employment contracts as follows:

·    The Employment Contract between the Registrant and Henry D. Edelman, President and Chief Executive Officer, was amended to change the base salary from $538,247 per year to $558,700 per year effective July 1, 2007 and to extend the term by one year, to June 1, 2012.

·    The Employment Contract between the Registrant and Timothy L. Buzby, Vice President – Controller, was amended to change the base salary from $237,888 per year to $246,928 per year effective July 1, 2007 and to extend the term by one year, to June 1, 2011.

·    The Employment Contract between the Registrant and Nancy E. Corsiglia, Executive Vice President – Finance and Chief Financial Officer, was amended to change the base salary from $345,290 per year to $358,411 per year effective July 1, 2007 and to extend the term by one year, to June 1, 2011.

·    The base salary of Jerome G. Oslick, Vice President – General Counsel, was set at $271,235 per year effective July 1, 2007.

·    The base salary of Paul N. Peiffer, Vice President – Agricultural Credit, was set at $223,170 per year effective July 1, 2007.

·    The Employment Contract between the Registrant and Tom D. Stenson, Executive Vice President – Agricultural Finance and Chief Operating Officer, was amended to change the base salary from $282,691 per year to $321,702 per year effective July 1, 2007 and to extend the term by one year, to June 1, 2011.

·    The Employment Contract between the Registrant and Mary K. Waters, Vice President – Corporate Relations, was amended to change the base salary from $143,000 per year to $168,434 per year effective July 1, 2007 and to extend the term by one year, to June 1, 2009.

Also in connection with the annual review of executive compensation by the Registrant’s Board of Directors, on June 7, 2007 the Board awarded performance-based cash bonuses to certain members of management as follows: Henry D. Edelman, $896,180; Timothy L. Buzby, $193,225; Nancy E. Corsiglia, $415,211; Jerome G. Oslick, $100,603; Paul N. Peiffer, $176,085; Tom D. Stenson, $318,875; and Mary K. Waters, $109,145.  These bonuses were calculated pursuant to the methodology described in the “Compensation Discussion and Analysis” section of the Registrant’s 2007 definitive proxy statement filed with the SEC on April 27, 2007.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE
    CORPORATION

                                                                        By:       /s/ Jerome G. Oslick

                                                                            Name:          Jerome G. Oslick

                                                                            Title:             Vice President – General Counsel

Dated:  June 13, 2007